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                                                                    Exhibit 10.8


                             STOCKHOLDERS' AGREEMENT


        Stockholders' Agreement (this "Agreement"), dated as of this 20th day of April 1998, by and among PBOC Holdings, Inc., a Delaware corporation (formerly known as SoCal Holdings, Inc.) (the "Company"), and the Trustees of the Estate of Bernice Pauahi Bishop, a trust organized under the laws of Hawaii ("Bishop"), BIL Securities (Offshore) Limited, a corporation organized under the laws of New Zealand ("BIL Securities"), and Arbur, Inc., a Delaware corporation ("Arbur") (collectively the "Stockholders"), who are the holders of all of the outstanding shares of common stock, par value $0.01 per share ("Common Stock") and all of the outstanding shares of series preferred stock, par value $0.01 per share ("Preferred Stock") of the Company.

        WHEREAS, the Company and the Stockholders (which included BIL (Far East Holdings) Limited which transferred its interest in the Company to BIL Securities as of August 2, 1995) entered into an Agreement and Plan of Reorganization dated as of June 1, 1995 ("Plan of Reorganization"), which provided for the recapitalization of the Company and its wholly-owned subsidiary, People's Bank of California (formerly known as Southern California Federal Savings and Loan Association) (the "Bank");

        WHEREAS, Article II of the Plan of Reorganization provided, among other things, that the Company would issue and sell to: (x) Bishop: $10.0 million aggregate principal amount of its senior notes ("Senior Notes"), 85,000 shares of its Preferred Stock, Series C ("Series C Preferred Stock"), 14,000 shares of its Preferred Stock, Series D ("Series D Preferred Stock"), 226,000 shares of its Preferred Stock, Series E ("Series E Preferred Stock"); (y) BIL Securities:
14,000 shares of Series D Preferred Stock and 106,000 shares of Series E Preferred Stock; and (z) Arbur: 40,000 shares of Series D Preferred Stock (collectively, the outstanding Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is referred to as the "Outstanding Preferred Stock"), and the Stockholders agreed to purchase such securities from the Company;

        WHEREAS, the Company provided the Stockholders in the Plan of Reorganization with, among other things, (i) a right of first refusal with respect to the sale by the Company or the Bank of any shares of Capital Securities (as defined in the Plan of Reorganization) of either of the Company or the Bank, under the circumstances defined therein; and (ii) certain continuing covenants as set forth in Article V of the Plan of Reorganization.

        WHEREAS, the Company and the Stockholders entered into a Stockholders' Agreement dated as of June 1, 1995 (the "1995 Stockholders' Agreement"), which provides, among other things, for restrictions on the ability of the Stockholders to transfer shares of SCH Common Stock and registration rights under various circumstances with respect to the Company's SCH Capital Stock, as each term is defined in the 1995 Stockholders' Agreement;

        WHEREAS, the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to a proposed public offering of its Common Stock (the "Public Offering") and, in connection therewith, but subject to consummation of the Public Offering, the Stockholders desire to (i) take certain


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actions to amend and restate the Amended and Restated Certificate of
Incorporation and to adopt new Bylaws of the Company, (ii) simplify the Company's capital structure, including an exchange of Outstanding Preferred Stock for shares of Common Stock in accordance with the terms hereof and prepayment of the Company's Senior Notes, (iii) terminate the remaining operative provisions of the Plan of Reorganization and the 1995 Stockholders' Agreement and (iv) agree to continuing Board representation by the Stockholders subject to certain conditions; and

        WHEREAS, the Stockholders understand that in order to normalize the number of shares of Common Stock and price per share of Common Stock that is outstanding prior to the Public Offering, the Company has authorized a 32:1 stock split (the "Stock Split"), to be effected in the form of a stock dividend of additional shares of Common Stock, which dividend is intended to be paid subsequent to the exchange of Outstanding Preferred Stock for Common Stock and immediately prior to the declaration of effectiveness by the Commission of the Company's Registration Statement with respect to the Public Offering.

        NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties hereto and other good and valuable consideration, the parties hereby agree as follows:

        1.     EFFECTIVE TIME OF AGREEMENT.

               Each of the transactions contemplated by this Agreement shall be taken immediately prior to the declaration of effectiveness by the Commission of the Company's Registration Statement with respect to the Public Offering

        2. AGREEMENT WITH RESPECT TO AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION AND ADOPTION OF NEW BYLAWS.

               (a) The Stockholders hereby authorize the Board of Directors to adopt the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Amended Certificate") and authorize the Board of Directors to cause such Amended Certificate to be filed with the Delaware Secretary of State immediately prior to consummation of the Public Offering. The Stockholders hereby approve and affirm the adoption and filing with the Delaware Secretary of State of the Amended Certificate.

               (b) The Stockholders hereby authorize the Board of Directors to adopt new Bylaws in the form attached hereto as Exhibit B, which Bylaws shall be effective upon consummation of the Public Offering.

        3.     EXCHANGE OF OUTSTANDING PREFERRED STOCK.

               (a) The Stockholders acknowledge that the terms of the Certificate of Designation and Preferences with respect to each series of Outstanding Preferred Stock provides that the Company has the right to redeem the Outstanding Preferred Stock at any time, upon providing


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        specified notice to each of the Stockholders as to the date and place of redemption. The Stockholders hereby agree with the Company that in lieu of said redemption of the Outstanding Preferred Stock, each share of Outstanding Preferred Stock shall be exchanged for shares of Common Stock, which exchange shall take place prior to the Stock Split and the commencement of the Public Offering. Thus, Bishop, BIL Securities and Arbur shall receive 178,571.428572, 65,934 and 21,978.021978 shares of
        Common Stock in such exchange, respectively. Notwithstanding the foregoing, the Pricing Committee of the Company's Board of Directors which has been established in connection with the Public Offering may, in their discretion, determine not to exchange the full amount of BIL Securities' Outstanding Preferred Stock prior to commencement of the Public Offering. To the extent that not all of BIL Securities' Outstanding Preferred Stock is so exchanged, the Stockholders hereby authorize the Pricing Committee to exchange such Outstanding Preferred Stock of BIL Securities for Common Stock of the Company immediately following the commencement of the Public Offering under terms which would provide BIL Securities with shares of Common Stock of equivalent value to that which was exchanged for the Stockholders pursuant to this
        Section 3 prior to commencement of the Public Offering.

               (b) The Stockholders acknowledge that the accumulated and unpaid dividends on the Outstanding Preferred Stock, at the stated dividend rate with respect to each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, shall be paid by the Company to the Stockholders following the closing of the Public Offering by wire transfer of funds to the account designated in writing by each Stockholder to the Secretary of the Company. The Stockholders acknowledge that the Outstanding Preferred Stock shall be cancelled by the Company upon consummation of such exchange and the Public Offering.

        4.     PREPAYMENT OF SENIOR NOTES.

               Bishop agrees that effective upon consummation of the Public Offering and pursuant to Section 7 of the Senior Notes, the Company shall prepay all $10.0 million aggregate principal amount of the Senior Notes. Bishop acknowledges that immediately following the Public Offering, the Company shall pay Bishop the aggregate principal amount of such Senior Notes, plus accrued interest thereon to the date of prepayment (but not including the date of prepayment), by wire transfer of funds to the account designated in writing by Bishop to the Secretary of the Company. Bishop acknowledges that the Senior Notes shall be marked "paid in full" by the Company following such prepayment hereunder.

        5.      TERMINATION OF PLAN OF REORGANIZATION AND 1995
                STOCKHOLDERS' AGREEMENT.

               The Stockholders agree that the remaining operative provisions of the Plan of Reorganization and the 1995 Stockholders' Agreement in its entirety are terminated effective with the consummation of the Public Offering.


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        6.     CONTINUING BOARD REPRESENTATION BY STOCKHOLDERS.

               (a) The Company agrees that for so long as each Stockholder continues to be a Material Stockholder (as defined in Section 6(b) hereof), if requested by such Stockholder, it shall (i) exercise all authority under applicable law to cause the number of nominees permitted to be designated by such Stockholder (as provided in Section 6(b) hereof) and consented to by the Board of Directors of the Company (such consent not to be unreasonably withheld) (a "Company Designated Director") to be included in the slate of nominees recommended by the Board of Directors to stockholders for election as directors at each annual meeting of stockholders of the Company after the date of this Agreement at which the term of the Company Designated Director is scheduled to expire (subject to the satisfaction of any applicable regulatory requirements), and (ii) use all practical efforts to cause the election of such slate, including such Company Designated Director.

               (b) For purposes of this Section 6, Bishop shall be considered a Material Stockholder and entitled to nominate two (2) directors for election to the Company's Board of Directors for so long as Bishop beneficially owns 9.9% or more of the Company's outstanding Common Stock following the consummation of the Public Offering. Bishop shall be considered a Material Stockholder entitled to nominate one (1) director for election to the Company's Board of Directors for so long as Bishop beneficially owns less than 9.9% but 5.0% or more of the Company's outstanding Common Stock following the consummation of the Public Offering. BIL Securities and Arbur collectively shall be considered a Material Stockholder entitled to nominate one (1) director for election to the Company's Board of Directors for so long as BIL Securities and Arbur collectively beneficially own 5.0% or more of the Company's outstanding Common Stock following the consummation of the Public Offering. Bishop shall not be considered a Material Stockholder if Bishop's beneficial ownership of the Company's outstanding Common Stock following consummation of the Public Offering is less than 5.0% and BIL Securities and Arbur collectively shall not be considered Material Stockholders if BIL Securities' and Arbur's collective beneficial ownership of the Company's outstanding Common Stock following consummation of the Public Offering is less than 5.0% For purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended.

               (c) Notwithstanding any other provision of this Section 6, the Company shall not be required to take any action required by this
        Section 6 if such action would cause the Company to be in violation of any law, regulation, order or other written requirement of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or any successor thereto, provided that the Company agrees to promptly use its reasonable best efforts to remove any regulatory impediment to the exercise of the Stockholder's rights under this Agreement.

               (d) The Company agrees that in the event that a Stockholder's Company Designated Director elected to the Board of Directors of the Company shall cease to serve as a director for any reason while such Stockholder remains a Material Stockholder, the vacancy resulting


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        therefrom (including a vacancy on any committee of the Board of
        Directors) will be filled promptly by the Board of Directors with a substitute Company Designated Director designated by such Stockholder if requested to do so by such Stockholder.

               (e) Unless otherwise approved by the requisite vote of all stockholders required by the Company's Amended and Restated Certificate of Incorporation to amend the Bylaws, for so long as the provisions of this Section 6 shall be applicable, the Bylaws of the Company shall provide for and the Board of Directors shall be comprised of seven (7) directors.

               (f) Notwithstanding any other provisions of this Agreement and subject to any applicable regulatory restrictions, the Stockholders shall at all times have and retain a right of attendance at Board of Directors meetings, irrespective of their continued status as Material Stockholders, until such time as the Litigation shall have been settled or otherwise terminated (and any Litigation Recovery therefrom distributed) in accordance with the Shareholder Rights Agreement executed contemporaneously with this Agreement, or until the Stockholders shall have transferred all of their Rights under such Shareholder Rights Agreement. For purposes of this Section 6(f), the terms "Litigation," "Litigation Recovery," and "Rights" shall have the meaning set forth in such Shareholder Rights Agreement.

        7.     REPRESENTATIONS AND WARRANTIES.

               Each of the parties hereto represents and warrants to the other parties that (i) such party has full power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) such party has taken all actions required to authorize the execution of this Agreement and the performance of its obligations hereunder, (iii) this Agreement is a valid and binding obligation upon and enforceable in accordance with its terms against such party, and (iv) such party will not take any action inconsistent with the purposes and provisions of this Agreement.

        8.     EXECUTION IN COUNTERPARTS.

               This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        9.     GOVERNING LAW.

               This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflict of laws.


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        10.    ENTIRE AGREEMENT.

               This Agreement constitutes the entire contract between the parties relative to the subject matter hereof and all other previous agreements among the parties relative to the subject matter hereof are superseded by this Agreement.

        11.    SURVIVAL.

               The provisions of Section 6 shall survive the consummation of the Public Offering and shall continue in full force and effect thereafter, but only so long as any of the Stockholders are Material Stockholders.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first shown above.


                                PBOC HOLDINGS, INC.

                                By:             /s/ Rudolf P. Guenzel
                                        -------------------------------------
                                Name:   Rudolf P. Guenzel
                                Title:  President and Chief Executive Officer


                                STOCKHOLDERS:

                                By:           /s/ Richard Sung Hong Wong
                                        -------------------------------------
                                Name:   Richard Sung Hong Wong
                                Title:  Trustee


                                By:              /s/ Lokelani Lindsey
                                        -------------------------------------
                                Name:   Marion Mae Lokelani Lindsey
                                Title:  Trustee


                                By:               /s/ Oswald Stender
                                        -------------------------------------
                                Name:   Oswald Kofoad Stender
                                Title:  Trustee


                                BIL SECURITIES (OFFSHORE) LIMITED

                                By:             /s/ Michael S. Dreyer
                                        -------------------------------------
                                Name:   Michael S. Dreyer
                                Title:  Attorney-in-Fact


                                ARBUR, INC.

                                By:            /s/ Christine W. Jenkins
                                        -------------------------------------
                                Name:   Christine W. Jenkins
                                Title:  Vice President and Secretary


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